U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2015

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2015, the board of directors (the “Board”) of American Science and Engineering, Inc. (the “Company”) increased the number of directors of the Company from seven to eight and unanimously elected John P. Sanders to fill the vacancy effective as of May 6, 2015.  Mr. Sanders will serve until the next annual meeting of stockholders, at which time the Board intends to nominate him for election to the Board by the Company’s stockholders. The Board has not yet determined on which Board committees, if any, Mr. Sanders will serve.

As a member of the Board, Mr. Sanders will receive an annual cash retainer of $33,000, paid quarterly in advance, and a fixed value ($55,000) restricted stock award granted annually on the date of the annual meeting of stockholders and which vests in equal monthly increments over a one-year period.

There is no arrangement or understanding between Mr. Sanders and any other person with respect to Mr. Sanders’s election to the Board and there are no related party transactions between Mr. Sanders and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Sanders’s election to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release of American Science and Engineering, Inc. dated May 8, 2015 announcing the election of John Sanders to the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 8, 2015	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/Kenneth J. Galaznik
Kenneth J. Galaznik
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of American Science and Engineering, Inc. dated May 8, 2015 announcing the election of John Sanders to the Board of Directors of the Company